Exhibit 23.1

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

September 11, 2006

Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the use of our report dated January 25, 2006, except for Note 9 which is June 8, 2006, relating to the company’s consolidated financial statements for Fresh Ideas Media, Inc. as of November 30, 2005 and for the period from February 18, 2005 (date of inception) to November 30, 2005, in the Amended Registration Statement (Form SB-2/A) filed with the Securities and Exchange Commission.

/s/ Miller and McCollom, CPAs
MILLER AND MCCOLLOM, CPAs
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033 USA